As filed with the Securities and Exchange Commission on November 21, 2003
                                                      Registration No. 333-86720
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Credit Suisse First Boston (USA), Inc.
             (Exact Name of Registrant as Specified in Its Charter)



                  Delaware                               13-1898818
  (State of Incorporation or Organization)            (I.R.S. Employer
                                                     Identification No.)

   11 Madison Avenue, New York, New York                    10010
  (Address of Principal Executive Offices)                (Zip Code)



    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), check the following box. |X|

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), check the following box. |_|

        Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class                          Name of Each Exchange on Which
  to be so Registered                          Each Class is to be Registered
  -------------------                          ------------------------------

  Five-Year Contingent Protection Securities   American Stock Exchange

  due November 26, 2008

  Linked to the S&P 500(R) Index

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

                  A description of the securities to be registered appears in the section captioned "Description of the Securities" of the Registrant's Prospectus Supplement dated November 20, 2003 to Prospectus dated April 29, 2002 included in the Registration Statement on Form S-3 as filed with the Securities Exchange Commission under the Securities Act of 1933, as amended (File No. 333-86720). Such description, as amended or supplemented from time to time, is hereby incorporated by reference herein.

Item 2.   Exhibits
          --------

          The following exhibits are hereby incorporated by reference from the Registration Statement on Form S-3 (File No. 333-86720) of Credit Suisse First Boston (USA), Inc.

Exhibit No.               Exhibit Description
-----------               -------------------

1.1          Form of Underwriting Agreement for Debt Securities
             (incorporated by reference to Exhibit 1.1 to the Registrant's Registration Statement on Form S-3, File No. 333-86720).

1.2 Form of Terms Agreement for Debt Securities (incorporated by reference to Exhibit 1.2 to the Registrant's Registration Statement on Form S-3, File No. 333-86720).

4.1 Senior Indenture dated as of June 1, 2001 between the Registrant and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, File No. 333-86720).

4.3          Form of Senior Debt Security (incorporated by reference to
             Exhibit 4.3 to the Registrant's Registration Statement on Form S-3, File No. 333-86720).

5.1 Opinion of Andrew M. Hutcher, Esq. (incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-3, File No. 333-86270).

23.1         Consent of Andrew M. Hutcher, Esq. (included in Exhibit
             5.1).

25.1. Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as trustee, under the indentures (incorporated by reference to Exhibit 25.1 to the Registrant's Registration Statement on Form S-3, File No. 333-86270).

                                    SIGNATURE



                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.





Dated:  November 21, 2003              CREDIT SUISSE FIRST BOSTON (USA), INC.



                                       By:        /s/ Zev A. Kindler
                                                --------------------------------
                                                Name:  Zev A. Kindler
                                                Title:  Assistant Treasurer